EX-99h.1.ii

AMENDMENT NO. 3 TO

SCHEDULE A

DELAWARE GROUP GLOBAL & INTERNATIONAL FUNDS

SHAREHOLDER SERVICES AGREEMENT

APPLICABLE SERIES

EFFECTIVE AS OF DECEMBER 1, 2015

Delaware Emerging Markets Fund
Delaware Focus Global Growth Fund
Delaware Global Value Fund
Delaware International Value Equity Fund
Delaware Macquarie Asia Select Fund

AGREED AND ACCEPTED: DELAWARE INVESTMENTS FUND SERVICES COMPANY		DELAWARE GROUP GLOBAL & INTERNATIONAL FUNDS for its series set forth in this Schedule A

By:	/s/ Daniel Geatens	By:	/s/ Shawn Lytle
Name:	Daniel Geatens	Name:	Shawn Lytle
Title:	Vice President	Title:	President